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Exhibit 5.1

[	Chachas Law Group P.C. Attorneys at Law 2445 Fifth Avenue, Suite 440 San Diego, California 92101	Telephone: (619) 239-2900 Facsimile: (619) 239-2990

July 15, 2008

eDoorways Corporation
Mr. Gary Kimmons
820 West 3rd Street, #1103
Austin, Texas 78701

Re:           eDoorways Corporation
                Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to eDoorways Corporation, a Delaware corporation (the  “Company”), in connection with the registration of 20,000,000 shares (the “Shares”) of the Company's common stock, $0.001 par value (the “Common Stock”), issuable pursuant to the eDoorways 2008 Incentive Stock Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2008, under the Act relating to the sale of the Shares; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, and all amendments thereto, (iv) the Bylaws of the Company, (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto.

Our opinions set forth herein are limited to the laws of the State of Califonia that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law").  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plans, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

Chachas Law Group P.C.